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                                                                   EXHIBIT 3.1CC


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      GUSTAFSON MANUFACTURING, INCORPORATED

        We, WAYNE F. GUSTAFSON and GENE T. BILLMYRE, the President and Secretary-Treasurer, respectively, of GUSTAFSON MANUFACTURING, INCORPORATED, a Minnesota corporation, certify that the resolution set forth below amending the Articles of Incorporation of the corporation was adopted in accordance with the laws of the State of Minnesota and the Articles of Incorporation and By-laws of the corporation on July 24, 1972, by the unanimous written consent of the holders of all the outstanding shares of each class of the corporation entitled to vote thereon:

        RESOLVED, That Article I of the Articles of Incorporation of this corporation be, and hereby is amended to read as follows:

                                    ARTICLE I

        The name of the corporation is GUSTAFSON, INC.

        IN WITNESS WHEREOF, we have set our hands and the seal of GUSTAFSON MANUFACTURING, INCORPORATED on July 24, 1972.


                                      /s/ Wayne F Gustafson
                                      ------------------------------------------
                                      Wayne F. Gustafson, President

                                      Gene T. Billmyre
                                      ------------------------------------------
                                      Gene T. Billmyre, Secretary Treasurer